                                                                Exhibit 1(f) (i)



                             AMENDED AND RESTATED
                                    CHARTER
                                      OF
                         CHUBB LIFE INSURANCE COMPANY
                                  OF AMERICA

                            STATE OF NEW HAMPSHIRE

Filing fee:      $35.00                                          Form No. 16-A
+ License Fee:   $  0                                             RSA 293-A:59
                 ------  (See Section 136 II                         61 and 64
Total fees:      $35.00      & IV and Note 7)
Use black print or type.
Leave 1" margins both sides.



                                    RESTATED
                           ARTICLES OF INCORPORATION
                       INCLUDING DESIGNATED AMENDMENT(S)
                                       OF
                   THE VOLUNTEER STATE LIFE INSURANCE COMPANY
                   ------------------------------------------
                                  Now Known as
                    CHUBB LIFE INSURANCE COMPANY OF AMERICA


PURSUANT TO THE PROVISIONS OF SECTIONS 59, 61 AND 64 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, PURSUANT TO A RESOLUTION DULY ADOPTED BY ITS BOARD OF DIRECTORS, HEREBY ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION, INCLUDING DESIGNATED AMENDMENT(S) ADOPTED BY ITS
SHAREHOLDERS:

(Here insert the Restated Articles of Incorporation, as amended including the Designated Amendments.)



                             See Attached Exhibit A



                  [Attach additional sheet(s) for more space.
                  Insert corporate name at top of each page.]


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RESTATED ARTICLES OF INCORPORATION                            Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S)                                   (Cont.)
OF THE VOLUNTEER STATE LIFE INSURANCE COMPANY
    ------------------------------------------
    Now Known as
    CHUBB LIFE INSURANCE COMPANY OF AMERICA


Except for the Designated Amendment(s) to Article(s) (Note 1)
  1, 2, 4, 5, 6 and 7
------------------------------------------------------------
the Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended, and the Restated Articles of Incorporation together with the Amendment(s) designated herein supersede the original Articles of Incorporation and all amendments to the Articles.


ARTICLES PURSUANT TO SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT RELATIVE TO AMENDMENT TO ARTICLES OF INCORPORATION:


     FIRST: The designated amendments to the Articles of Incorporation above set forth were adopted by the shareholders (Note 2) of the corporation on May 24,
                                                                      ------
1991, in the manner prescribed by the New Hampshire Business Corporation Act.
  --

     SECOND: The number of shares of the corporation outstanding at the time of such adoption was 600,000; and the number of shares entitled to vote thereon
                  -------
was 600,000.
    -------

     THIRD: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (Note 3)

                                        Number of
              Class                       Shares
              -----                      -------

    Not Applicable



     FOURTH: The number of shares voted for such amendment was 600,000; and the
                                                               -------
number of shares voted against such amendment was -0-. (Note 3)
                                                  ---


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

RESTATED ARTICLES OF INCORPORATION                               Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S)                                      (Cont.)
OF THE VOLUNTEER STATE LIFE INSURANCE COMPANY
   ------------------------------------------
   Now Known as
   CHUBB LIFE INSURANCE COMPANY OF AMERICA

     FIFTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (Note 3)

                                            Number of Shares voted
                                            ----------------------
     Class                                  For            Against
     -----                                  ---            -------

Not Applicable


     SIXTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows:
(Note 4)

Not Applicable


     SEVENTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital, expressed in dollars, as changed by such amendment, are as follows: (Note 3)

Not Applicable

Dated   as of July 1, 1991
        -------------   --

                   THE VOLUNTEER STATE LIFE INSURANCE COMPANY
                   Now Known as CHUBB LIFE INSURANCE COMPANY
                   OF AMERICA                        (Note 5)
                   ----------------------------------

                   By   /s/ John F. Swope             (Note 6)
                   ----------------------------------
                   Signature of its ------ President

                     John F. Swope
                   -----------------------------------------
                   Print or type name

                   and   /s/ Charles C. Cornelio       (Note 6)
                   ------------------------------------
                   Signature of its   Asst. Secretary
                                     ------

                     Charles C. Cornelio
                   -----------------------------------------
                   Print or type name


   Mail fee and DUPLICATE ORIGINALS (ORIGINAL SIGNATURES ON
                -------------------------------------------
     BOTH) to: Secretary of State, Rm. 204, State House,
     -----
                   Concord, NH 03301-4989


Approved by

/s/ Louis E. Bergeron
----------------------------
Louis E. Bergeron
Commissioner
Effective July 1, 1991


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

                                                                       EXHIBIT A



                          AMENDED AND RESTATED CHARTER
                          ----------------------------

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA
                                    formerly
                   THE VOLUNTEER STATE LIFE INSURANCE COMPANY


 1. Name.  The name of the corporation is Chubb Life Insurance Company of
    -----
    America.

 2. Principal Purpose.  The principal purpose or purposes for which this
    ------------------
    corporation is established are to insure persons against loss of life, illness, or personal injury resulting from cause, to make contracts for endowments, to grant and purchase annuities, to insure persons and corporations against loss on account of liability to others for personal injuries, fatal or otherwise, to issue and become surety upon official, indemnity and other bonds, and in general to conduct the business of life, health, casualty, liability and indemnity insurance, in any or all its branches, to invest its funds in real estate, personal property and securities, subject to such limitations as may be provided by law, and to manage, convey, mortgage, and pledge the same or any part thereof as required in the transaction of its business, and to purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real and personal property, wherever situated; and the corporation may engage in any other business for which a corporation may now or hereafter be organized under and may exercise all general powers conferred by applicable law."

 3. Shares.  The aggregate number of shares which the corporation shall have
    -------
    authority to issue is Six Hundred Thousand (600,000) shares of stock, of five dollar ($5.00) par value, all of the same class.

4.  Amendment.  The corporation reserves the right to amend, alter, change or
    ----------
    repeal any provision contained in this Amended and Restated Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

 5. Directors Liability.  A director or officer of the corporation shall not be
    --------------------
    personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, or both, except with respect to (a) any breach of the director's or officer's duty of loyalty to the corporation or its stockholders, (b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions for


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    which a director may be liable under RSA 293-A:48, and (d) any transaction from which the director, officer or both derived an improper personal benefit.

 6. Indemnification.  The corporation shall have the power to indemnify its
    ----------------
    directors to the fullest extent permitted by law.

 7. Re-Domestication.  This Amended and Restated Charter is meant to be the
    -----------------
    Amended and Restated Charter of the same company incorporated in the State of Tennessee on October 9, 1903, under the name "Volunteer State Life Insurance Company," as, re-domesticated to the State of New Hampshire, with all of the corporate incidents continuing, including, but not limited to, assets, liabilities and other obligations, licenses, contracts, rates, policy forms and agent appointments.



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